FORM OF SCHEDULE A TO THE
                        DISTRIBUTION SERVICE AGREEMENT II
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SERIES SUBJECT TO THE AGREEMENT:                 COMPENSATION:
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SERIES II FUNDS (EFFECTIVE SEPTEMBER 2, 2003):
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Black Diamond 500 Protected Growth Fund II       Annual rate of 0.60% of the
Black Diamond 100 Protected Growth Fund II       average daily net assets of
Black Diamond 2000 Protected Growth Fund II      the Shares of each Series
Black Diamond 400 Protected Growth Fund II       (less any fees retained by
Black Diamond Total Index Protected Growth       ALPS pursuant to any agreement
Fund II                                          with the Trust pursuant to
Black Diamond LS Protected Growth Fund II        which ALPS serves as the
                                                 Trust's principal underwriter)

SERIES III FUNDS (EFFECTIVE DECEMBER 11, 2003):
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Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III
Black Diamond Multi-Index Protected Growth Fund III



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Schedule Amended: December 11, 2003









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